News Release
Investor Contacts:
Tirth Patel
Edison Advisors
T: 646-653-7035
tpatel@edisongroup.com

MagneGas Provides Business Update for the Second Quarter of 2018

More than 200% Quarterly Revenue Increase from Last Year

TAMPA, FL / Globe Newswire / August 14, 2018 / MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, today announced financial results and provided a business update for the second quarter ended June 30, 2018.

Ermanno Santilli, Chief Executive Officer of MagneGas, stated, “The strong momentum MagneGas gained from reaching higher revenues in first quarter of 2018 continued on into the second quarter. With each strategic acquisition and subsequent expansion, more customers and potential partners are recognizing the way our MagneGas2® is transforming their industries in a positive and environmentally-focused way. Revenue for the second quarter, ended June 30, 2018 increased 201% to $2.9 million, largely driven by our sales expansion brought on by the Trico Welding acquisition in April.

We continued to make significant progress as we evolve our environmental technology business especially given the progress we’ve made under the US Department of Agriculture grant-funded project in agricultural sterilization. Following a demonstration earlier this year, MagneGas was invited by the USDA to present findings at the Soil and Water Conservation Society’s 73rd International Annual Conference on Culture, Climate and Conservation. These results prove that our technology can play a real and impactful role on water conservation, water purification and the elimination of harmful contaminants that impact the safety and quality of fresh water resources around the world.

MagneGas has also identified two European Commission-sponsored grants for our waste-to-energy and agricultural sterilization programs. Based on our research, we believe these two grants would be a strong fit to advance our fourth generation gasification project. Under this project, we would redesign our current third generation plasma arc model revealing a fourth generation that dramatically increases the surface area of our plasma arc and potentially reducing costs of the generated gas by up to 90%.”

Scott Mahoney, Chief Financial Officer of MagneGas, added, “The MagneGas team is proud of our operational advancements so far this year and also on our clear focus on cost control. It is also important to note that the Company took a series of steps to further improve profitability in June of this year. We made a series of staffing changes, including at the board level, that in total save the Company more than $50,000 per month in cash expenses starting in July.

Another area where we expect to see significant financial performance improvement is in two of our acquired operations. Implementing our strategy of boosting staffing resources to enable the business to scale quickly led to sales increasing by over 33% during the quarter, and over 50% since we acquired the business in February. Most importantly, the operation improved their operating profits by over $84,000 per month during the quarter.

I am pleased to report that since the end of the second quarter, we have further improved our balance sheet. We have paid down over $1,000,000 in short term liabilities while maintaining over $1,000,000 in cash on hand at all times.

In the current year, we have three overall business objectives. First, we want to scale our US industrial gas revenues so that we are financial self-sufficient. Second, we want to unlock the growth potential of the European markets. Lastly, we want to explore new and complimentary technology opportunities, leveraging both our existing technologies as wells as through partnerships or other technology additions to our patent portfolio.”

Second Quarter 2018 Financial Results

Revenue for the second quarter ended June 30, 2018 increase to $2.9 million, compared to $966,204 in the same period last year. The 201% increase in revenue was due primarily to our acquisition of Trico Welding Supplies in Northern California which generated $1,392,757. Only $568,000 of the growth in revenue was outside of the Trico acquisition and it was largely due to MagneGas’ expansion into the East Texas, Louisiana, and San Diego markets via two acquisitions made in the first quarter.

For the three months ended June 30, 2018 and 2017, the Company generated a gross profit of $935,126 compared to $433,547. Gross margins for the three months ended June 30, 2018 and 2017 were 32% and 45%, respectively. The decline in gross margins was due to acquisition accounting treatment of the acquired inventory values. The Company recorded $331,061 in additional cost of goods sold during the second quarter due to acquisition accounting. If this amount were excluded, gross margins would have been 44%. The Company anticipates that margins will improve as all acquired inventory is sold and our cost basis for replacement inventory is reflected in our future cost of goods sold. Partially offsetting this increase in cost of goods sold, the Company has achieved better pricing and terms on select products as it achieves economies of scale and greater buying power. In addition, MagneGas is currently in the process of installing a bulk industrial gas fill plant at its Clearwater facilities. These facilities are estimated to further improve combined gross margins by 3 to 5 percentage points as the Company expects to improve it’s gas margins in Florida.

Operating costs for the three months ended June 30, 2018 and 2017 were $4.3 million and $3.5 million, respectively. The increase in operating costs in 2018 was primarily attributable to its April acquisition of Trico Welding Supplies, and significant capital markets activity during the period.

The Company spent $90,000 on consulting related to the Trico acquisition. During the three months ended June 30, 2018 the Company recognized a non-cash charge of $18,599 in stock-based compensation for employees, compared to $1,779,350 in the comparable three months ended June 30, 2017. Other non-cash operating expenses were due to depreciation and amortization charges of $211,930 for the three-month period ended June 30, 2018, compared to $193,230 for the three months ended June 30, 2017.

Conference Call

MagneGas management will host a conference on Tuesday, August 14th at 1:00pm Eastern Time and provide an update on recent developments, including details of recent acquisitions and other corporate updates. To participate in the call, please dial 1-877-407-0312 (toll-free) in the U.S. and Canada. The conference ID number for both the call and webcast is 13682528.

A live audio webcast of the conference call will also be available on the investor relations page of MagneGas’ corporate website at www.magnegas.com.

About MagneGas Corporation

MagneGas Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a safer and cleaner alternative to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 4 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.